EXHIBIT B

                        INCENTIVE STOCK OPTION AGREEMENT


     THIS AGREEMENT is effective as of the 18th day of October, 1996, by and between Mystique Developments, Inc. (the "Company") and Kim M. Fuerst (the "Optionee") (together, the "Parties").

                                    RECITALS:

     A. On October 18, 1996, the Board of Directors of the Company adopted an Incentive Stock Option Plan (the "Plan") under which the Optionee would receive incentive stock options to purchase Common Stock of the Company.

     B. The Plan permits the granting of incentive stock options, which conform to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     C. The Optionee is desirous of obtaining the incentive stock option on the terms and conditions herein contained.

     D. On October 18, 1996, the Board of Directors of the Company adopted a grant resolution for the grant of incentive stock options described herein.

                                   AGREEMENT:

     IT IS THEREFORE agreed by and between the Parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

     1. The Company hereby confirms and acknowledges that it has granted to the Optionee an option to purchase 500,000 shares of Common Stock of the Company (the "Option") upon the terms and conditions herein set forth and subject to the terms and conditions of the Plan. The Option is granted as a matter of separate agreement, and not in lieu of salary or any other regular or special compensation for services.

     2. The purchase price of the shares which may be purchased pursuant to the Option is One Dollar ($1.00) per share, which is, in the good faith opinion of the Company, not less than the fair market value of the shares on the date the Option was granted.

     3. The Option shall continue for ten years after the date of grant unless sooner terminated or modified under the provisions of this Agreement, and shall automatically expire at midnight on the tenth anniversary of such date.

     4. The Option may be exercised by the Optionee to purchase the total number of shares specified in paragraph 1 as of the effective date hereof.

     5. If the Optionee's employment with the Company or a participating subsidiary of the Company shall terminate for any reason other than the Optionee's disability, the Option, to the extent then exercisable as provided in paragraph 4, shall remain exercisable after the termination of his employment for a period of three months. If the Optionee's employment is terminated because the Optionee is disabled within the meaning of Section 22(e)(3) of the Code, the Option, to the extent then exercisable as provided in paragraph 4, shall remain exercisable after the termination of his employment for a period of twelve months. If the Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

     6. The Option may not be exercised by anyone other than the Optionee during his lifetime. In the event of the Optionee's death, the Option may be exercised by the personal representative of the Optionee's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Optionee's will or under the applicable laws of descent and distribution. The Option may not be transferred, assigned, encumbered or alienated in any way by the Optionee, and any attempt to do so shall render the Option and any unexercised portion thereof, at the discretion of the Company, null and void and unenforceable by the Optionee.

     7. The Option may be exercised in whole or in part by delivering to the Company written notice of exercise together with payment in full for the shares being purchased upon such exercise.

     8. The Company will, upon receipt of said notice and payment, issue or cause to be issued to the Optionee (or to his personal representative or other person entitled thereto) a stock certificate for the number of shares purchased thereby.

     9. The Company may, in its discretion, file and maintain effective with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), covering the sale of the optioned shares to Optionee upon exercise of the Option. If, at the time of exercise, the Company does not have an effective Registration Statement on file covering the sale of the optioned shares, the Optionee represents and agrees that: (i) the Option shall not be exercisable unless the purchase of optioned shares upon the exercise of the Option is pursuant to an applicable effective registration statement under the Act, or unless in the opinion of counsel for the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Option, he will acquire the optioned shares for his own account for investment and not with any intent or view to any distribution, resale or other disposition of the optioned shares; (iii) he will not sell or transfer the optioned shares, unless they are registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent any of the optioned shares shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the Option, that the Optionee sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

     10. If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, any unexercised portion of the Option as of the day before the consummation of such sale, liquidation, merger or reorganization shall for all purposes under this Agreement become exercisable in full as of such date.

     11. In consideration of the granting by the Company of the Option, the Optionee hereby affirms that he has a present intention to remain in the employ and service of the Company for the period that this Option continues. This affirmation, however, shall confer no right on the Optionee to continue in the employ of the Company, nor interfere in any way with the right of the Company to discharge the Optionee at any time for any reason whatsoever, with or without cause.

     12. The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock which may be purchased pursuant to the Option until such shares are issued to the Optionee.

     13. This Agreement is entered into and shall be governed by, construed and enforced in accordance with the laws of the State of Wyoming.

     14. The terms and conditions contained in the Plan, as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and all provisions of the Option are made subject to any and all terms of the Plan.

     15. If the Optionee is an officer or director of the Company, or a person who is directly or indirectly the beneficial owner of more than 10% of the Company's Common Stock, and the Option or a portion thereof is exercisable within six months after the date on which it was granted, the Optionee acknowledges that he understands that any sale or other disposition of the Common Stock issued upon the full or partial exercise of the Option occurring within six months after the date on which the Option was granted may subject the Optionee to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934.

     IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions on the date first above mentioned.

                                        MYSTIQUE DEVELOPMENTS, INC.



                                        By /s/ Kim M. Fuerst, President
                                           -------------------------------------

                                        OPTIONEE


                                        /s/ Kim M. Fuerst
                                        ----------------------------------------
                                        Kim M. Fuerst